UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) May 20, 2005

                CONSOLIDATED CAPITAL INSTITUTIONAL PROPETIES/2
            (Exact name of Registrant as specified in its charter)


       California                0-11723                94-2883067
(State or other jurisdiction   (Commission           (I.R.S. Employer
   of incorporation)           File Number)       Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 4.02 Non-Reliance on Previously Issued Financial  Statements or a Related
Audit Report or Completed Interim Review.

(a) Consolidated Capital Institutional Properties/2 (the "Partnership") has determined that there are errors in its financial statements for the years ended December 31, 2002, 2003 and 2004 and that such financial statements should no longer be relied upon. Specifically, on May 20, 2005, the Partnership determined that its accounting for two of its investee partnerships (in which the Partnership acquired an interest in 2002) did not properly reflect certain provisions of the partnership agreements for the investee partnerships. The Partnership undertook this review and made this determination in connection with its consideration of a comment letter from the Division of Corporation Finance of the Securities and Exchange Commission (the "SEC") regarding the Partnership's Annual Report on Form 10-KSB.

As a result of the Partnership's determination, the Partnership will restate its financial statements for the years ended December 31, 2002, 2003 and 2004 and will include such restated financial statements in an amended report on Form 10-KSB for the year ended December 31, 2004.

Authorized officers of the Partnership's general partner have discussed with the Partnership's independent accountant the matters disclosed herein.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2


                              By:   ConCap Equities, Inc.
                                    General Partner


                              By:   /s/Stephen B. Waters
                                    Stephen B. Waters
                                    Vice President



                              Date: May 26, 2005